  [ARTCM - ART TECHNOLOGY GROUP, INC.] [FILE NAME: ZARTC2.ELX] [VERSION - (2)]
                          [09/01/04] [ORIG. 09/01/04]

                                  DETACH HERE                             ZARTC2

                                      PROXY
                           ART TECHNOLOGY GROUP, INC.

     THE BOARD OF DIRECTORS OF ART TECHNOLOGY GROUP IS SOLICITING THIS PROXY

      The undersigned owns shares of common stock of Art Technology Group, Inc. (the "Company"). A Special Meeting of Stockholders of the Company will be held on _________, October __, 2004, beginning at 10:00 a.m., local time, at the offices of Foley Hoag LLP, Seaport World Trade Center West, 155 Seaport Boulevard, Boston, Massachusetts 02210. The undersigned appoints each of Robert
D. Burke, Edward Terino and Michael A. Pellini acting singly, with the power of substitution to each, as attorney, agent and proxy to vote all shares of common stock that the undersigned is entitled to vote, at the meeting and at any adjournment or postponement of the meeting.

      The individuals named above will vote these shares as directed by the undersigned on this proxy.

       IF NO PROPER VOTING INSTRUCTIONS ARE GIVEN, THE INDIVIDUALS NAMED ABOVE WILL VOTE THE SHARES OF THE UNDERSIGNED FOR PROPOSALS 1 AND 2.

      If any other matters are properly presented for consideration at the meeting, the individuals named above will have the discretion to vote these shares on those matters.

(change of address) _______________________________________________________

                    _______________________________________________________
                                (If you have written in the above
                              space, please mark the corresponding
                              box on the reverse side of this card.)

SEE REVERSE           (PLEASE SIGN AND DATE ON REVERSE SIDE)         SEE REVERSE
  SIDE                                                                   SIDE

ART TECHNOLOGY GROUP, INC.

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

                YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY.

        VOTE-BY-INTERNET                         VOTE-BY-TELEPHONE

                   (COMPUTER GRAPHIC)   OR                       (PHONE GRAPHIC)

LOG ON TO THE INTERNET AND GO TO                 CALL TOLL-FREE
HTTP://WWW.EPROXYVOTE.COM/ARTG                   1-877-PRX-VOTE (1-877-779-8683)

  IF YOU VOTE OVER THE INTERNET OR BY TELEPHONE, PLEASE DO NOT MAIL YOUR CARD.


  [ARTCM - ART TECHNOLOGY GROUP, INC.] [FILE NAME: ZARTC1.ELX] [VERSION - (2)]
                          [09/01/04] [ORIG. 09/01/04]

       DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL   ZARTC1

     PLEASE MARK                                                  #ART
[X]  VOTES AS IN
     THIS EXAMPLE.


                                                          FOR   AGAINST  ABSTAIN
1.    To approve the issuance by the Company of shares
      of its own common stock pursuant to the merger and  [ ]     [ ]     [ ]
      the other transactions contemplated by the
      agreement and plan of merger dated as of August
      10, 2004, by and among the Company, Autobahn
      Acquisition, Inc. and Primus Knowledge Solutions,
      Inc.

                                                           FOR  AGAINST  ABSTAIN
2.    To grant the Company's management discretionary
      authority to adjourn or postpone the Special         [ ]    [ ]      [ ]
      Meeting to a date or dates not later than
      November__,2004, if necessary to enable the
      Company's board to solicit additional proxies
      in favor of Proposal 1.

MARK HERE FOR ADDRESS CHANGE AND NOTE ON THE OTHER SIDE [ ]

MARK HERE IF YOU PLAN TO ATTEND THE MEETING             [ ]

Please sign exactly as your name is printed on this proxy. When signing as attorney-in-fact, executor, administrator, trustee, guardian or custodian, or in any other representative capacity, please write title.


Signature: ________________ Date: _____ Signature: _______________  Date: ______